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                                                                    EXHIBIT 21.1


                     LIST OF SUBSIDIARIES OF THE COMPANY (1)

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
Alfombras San Luis S.A. (Argentina)                                 Lear Corporation Drahtfedern GmbH (Germany)
Amtex, Inc. (Pennsylvania) (50%)                                    Lear Corporation EEDS and Interiors (Delaware)
Arbitrario B.V. (Netherlands)                                       Lear Corporation France S.A.R.L. (France)
Asia Pacific Components Co., Ltd. (Thailand) (98.45%)               Lear Corporation (Germany) Ltd. (Delaware)
Autotrim, S.A. de C.V. (Mexico) (40%)                               Lear Corporation Global Development, Inc. (Delaware)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)  Lear Corporation GmbH & Co. KG (Germany)
  (35.75%)                                                          Lear Corporation Holdings Spain S.L. (Spain)
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V.          Lear Corporation Hungary Automotive Manufacturing KFT
(Mexico)                                                              (Hungary)
Corporate Eagle Two, L.L.C. (Michigan) (50%)                        Lear Corporation Interior Components (Pty.) Ltd. (South Africa)
Detroit Automotive Interiors, L.L.C. (Michigan) (49%)               Lear Corporation Italia Holding S.r.L. (Italy)
El Trim (Pty.) Ltd. (South Africa)                                  Lear Corporation Italia S.p.A. (Italy)
General Seating of America, Inc. (Delaware) (50%)                   Lear Corporation Italia Sud S.p.A. (Italy)
General Seating of Canada, Ltd. (Canada) (50%)                      Lear Corporation Japan K.K. (Japan)
General Seating of Thailand Corp., Ltd. (Thailand) (50%)            Lear Corporation Mendon (Delaware)
Hanil Lear Automotive Parts (India) Private, Ltd. (India) (50%)     Lear Corporation Mexico, S. A. de C. V. (Mexico)
Industria Textil Dragui S.A. (Argentina)                            Lear Corporation North West (Pty.) Ltd. (South Africa)
Industrias Cousin Freres, S.L. (Spain) (49.99%)                     Lear Corporation (Nottingham) Ltd. (UK)
Industrias de Interiores Para  Autos, S.A. de C.V. (Mexico) (40%)   Lear Corporation Poland Gliwice S.p. z o.o. (Poland)
Industrias Lear de Argentina, S.r.L. (Argentina)                    Lear Corporation Poland S.p. z o.o. (Poland)
Interiores Automotrices Summa, S.A. de C.V. (Mexico) (40%)          Lear Corporation Poland II S.p. z o.o. (Poland)
Interiores Para Autos, S.A. de C.V. (Mexico) (40%)                  Lear Corporation Portugal - Componentes Para Automoveis,
Interni S.A. (Brazil) (25%)                                           Lda. (Portugal)
Jiangxi Jiangling Lear Interior Systems Co., Ltd. (China) (32.5%)   Lear Corporation Romania s.r.o. (Romania)
J.L. Automotive, L.L.C. (Michigan) (49%)                            Lear Corporation (S.A.) (Pty.) Ltd. (South Africa)
John Cotton Plastics, Ltd. (UK)                                     Lear Corporation Seating France S.A.S. (France)
LCT, Inc. (Michigan)                                                Lear Corporation Slovakia s.r.o.  (Slovak Republic)
LDOS UK Branch (UK)                                                 Lear Corporation Spain S.L. (Spain)
Lear ASC Corporation (Delaware)                                     Lear Corporation (SSD) Ltd. (UK)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)         Lear Corporation (SSD) NV (Belgium)
Lear Automotive Dearborn, Inc. (Delaware)                           Lear Corporation Sweden AB (Sweden)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)             Lear Corporation UK Holdings, Ltd. (UK)
Lear Automotive EEDS Argentina S.A. (Argentina)                     Lear Corporation UK Interior Systems, Ltd. (UK)
Lear Automotive EEDS Honduras S.A. (Honduras)                       Lear Corporation (UK) Ltd. (UK)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)              Lear Corporation Verwaltungs GmbH (Germany)
Lear Automotive (EEDS) Poland Sp. z.o.o. (Poland)                   Lear de Venezuela C.A. (Venezuela)
Lear Automotive (EEDS) Services Saarlouis GmbH (Germany)            Lear do Brazil, Ltda. (Brazil)
Lear Automotive (EEDS) Spain S.L. (Spain)                           Lear Electrical (Poland) Sp. z.o.o. (Poland)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)                       Lear Electrical Systems de Mexico, S. de R.L. de C.V.
Lear Automotive Electronics GmbH (Germany)                            (Mexico)
Lear Automotive France, S.A.S. (France)                             Lear Foreign Sales Corp. (U.S. Virgin Islands)
Lear Automotive Interiors (Pty.) Ltd. (South Africa)                Lear Furukawa Corporation (Delaware) (51%)
Lear Automotive Services (Netherlands) B.V. (Netherlands)           Lear Holdings, S.r.l. de C.V. (Mexico)
Lear Brits (S.A.) (Pty.) Ltd. (South Africa)                        Lear Investments Company, L.L.C. (Delaware)
Lear Canada (Canada)                                                Lear JIT (Pty.) Ltd. (South Africa)
Lear Canada Investments, Ltd. (Canada)                              Lear Mexican Holdings, L.L.C. (Delaware)
Lear Canada (Sweden) U.L.C. (Canada)                                Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear Car Seating do Brasil, Ltda. (Brazil)                          Lear Midwest Automotive, Ltd. Partnership (Delaware)
Lear Corporation Asientos S.L. (Spain)                              Lear Midwest, Inc. (Delaware)
Lear Corporation Austria GmbH & Co. KG (Austria)                    Lear Motorola Integrated Solutions, L.L.C. (Delaware) (50%)
Lear Corporation Austria GmbH (Austria)                             Lear Netherlands (Holdings) B.V. (Netherlands)
Lear Corporation Automotive Holdings (Delaware)                     Lear N.H.K. Seating and Interior Co. Ltd. (Japan) (50%)
Lear Corporation Automotive Systems (Delaware)                      Lear Offranville S.A.R.L. (France)
Lear Corporation Belgium C.V.A. (Belgium)                           Lear Operations Corporation (Delaware) (2)
Lear Corporation Beteiligungs GmbH (Germany)                        Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
Lear Corporation Canada, Ltd. (Canada)                              Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Corporation China, Ltd. (Mauritius) (65%)                      Lear Seating Holdings Corp. # 50 (Delaware)
Lear Corporation (Czech) s.r.o. (Czech Republic)                    Lear Seating Private, Ltd. (India)

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

Lear Seating (Thailand) Corp., Ltd. (Thailand) (98.45%)             Saturn Electronics de Juarez, S.A. de C.V. (Mexico) (45%)
Lear Sewing (Pty.) Ltd. (South Africa)                              Saturn Electronics Texas, L.L.C. (Michigan) (45%)
Lear South Africa Ltd. (Cayman Islands)                             Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
Lear Technologies, L.L.C. (Delaware)                                  (35.75%)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (67%)               Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.,
Lear Trim L.P. (Delaware)                                             Ltd. (China) (32.5%)
Lear UK Acquisition, Ltd. (UK)                                      Siam Lear Automotive Co., Ltd. (Thailand)
Lear UK ISM, Ltd. (UK)                                              Societe No-Sag Francaise (France) (56%)
LECA S.p. z.o.o. (Poland)                                           Societe Offransvillaise de Technologie S.A. (France)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)           Spitzer GmbH (Austria) (62.5%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)       Stapur S.A. (Argentina) (5%)
Masland (UK) Ltd. (UK)                                              Startskottet 20340 AB (Sweden) (10%)
No-Sag Drahtfedern Spitzer & Co. KG (Austria) (62.5%)               Tianjin Jinzhu Wire Harness Component Co., Ltd. (China)
NTTF Industries, Ltd. (India) (46.68%)                                (10%)
OOO Lear (Russia)                                                   Total Interior Systems - American L.L.C. (Indiana) (39%)
Precision Fabrics Group, Inc. (North Carolina) (38.21%)             Track 25 AB (Sweden) (10%)
Rael Handels GmbH (Austria)                                         Track 28 AB (Sweden) (10%)
Ramco Investments, Ltd. (Mauritius)                                 UPM S.r.L. (Italy) (39%)
RecepTec GmbH (Germany) (18.0723%)                                  Wuhan Lear-DCAC Auto Electric Company, Ltd. (China)
RecepTec, L.L.C. () (18.0723%)                                        (75%)
S.A.L.B.I. AB (Sweden) (50%)

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     (1) All subsidiaries are wholly owned unless otherwise indicated.

     (2) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.